Exhibit 99.1

CARDTRONICS ANNOUNCES FOURTH QUARTER AND FULL-YEAR 2018 RESULTS

Continued Strength in U.S. Surcharge-free Transactions

Increasing Growth with Financial Institutions

Provides 2019 Financial Outlook

HOUSTON, February 21, 2019 — Cardtronics plc (Nasdaq: CATM) (“Cardtronics” or the “Company”), the world’s largest ATM owner/operator, announced today its financial and operational results for the quarter and full-year ended December 31, 2018.

“We saw continued strength in our U.S. business during the fourth quarter, with same-store withdrawal transactions up 6%, driven by growth in surcharge-free transactions. Allpoint continues to expand as banks, consumers, and retailers value the convenience, reliability, and security of our network of retailer-based ATMs. In a year of known challenges, the fourth quarter results were a great finish to a year of solid execution - one driven by tremendous employee performance and marked by the return to organic growth in North America, improved operations, strong performance across our growth markets, and the generation of nearly $118 million in adjusted free cash flows,” commented Edward H. West, Cardtronics’ chief executive officer.

Fourth Quarter 2018 Highlights:

•                  Total revenues of $327.9 million, down 10% from $363.0 million in the prior year.

•                  Total revenues were approximately flat after excluding the impact from the removal of ATMs at 7-Eleven locations in the U.S. and on a constant-currency basis.

•                  Growth in North America total revenues of 2%, excluding the 7-Eleven impact and on a constant currency basis.

•                  Same-store withdrawal transactions in the U.S. were up 6% for the quarter.

•                  ATM operating revenues of $314.1 million, down 9% from $346.2 million in the prior year and approximately flat, excluding the impact from the removal of ATMs at 7-Eleven locations in the U.S. and on a constant-currency basis.

•                  GAAP net loss of $(6.1) million, or $(0.13) per diluted share, compared to GAAP net income of $16.0 million, or $0.35 per diluted share in the prior year.

•                  Adjusted EBITDA of $68.5 million, down 24% from $89.8 million in the prior year, primarily impacted by the removal of ATMs at 7-Eleven locations in the U.S.

•                  Adjusted net income per diluted share of $0.47 compared to $0.73 in the prior year, impacted by the removal of ATMs at 7-Eleven locations in the U.S.

•                  Adjusted free cash flow of $32.4 million, up from $20.9 million in the prior year.

•                  New managed service relationships with three new financial institution partners to manage nearly 200 ATMs.

•                  Added 214 new financial institutions to our Allpoint Network.

•                  Entered into an amended and expanded $600 million revolving credit facility with a renewed five-year term through 2023 with improved flexibility, pricing, and covenants. In conjunction with the expanded credit facility, the Company redeemed its 2022 Notes.

Full-Year 2018 Highlights:

•                  Total revenues of $1.35 billion, down 11% from $1.51 billion in the prior year.

•                  ATM operating revenues of $1.30 billion, down 11% from $1.45 billion in the prior year and approximately flat excluding the impact from the removal of ATMs at 7-Eleven locations in the U.S.

•                  GAAP net income of $3.7 million, or $0.08 per diluted share, compared to GAAP net loss of $(145.4) million, or $(3.19) per diluted share in the prior year. The prior year result was impacted by non-cash impairment charges related to the Company’s Australia operation.

•                  Adjusted EBITDA of $292.7 million, down 16% from $348.6 million in the prior year, primarily impacted by the removal of ATMs at 7-Eleven locations in the U.S.

•                  Adjusted net income per diluted share of $2.14 compared to $3.00 in the prior year, impacted by the removal of ATMs at 7-Eleven locations in the U.S.

•                  Adjusted free cash flow of $117.9 million, up $44.1 million from $73.8 million in the prior year.

Note Regarding Fourth Quarter and Full-Year 2018 Results Compared to Prior Year:

The Company had a long-standing relationship with 7-Eleven in the U.S. that ended during the quarter ended March 31, 2018. In previous periods, this relationship accounted for a material portion of the Company’s consolidated revenues and profits. The Company began a transition to 7-Eleven’s new service provider during the third quarter of 2017 and that transition was completed in February 2018. As a result, the Company’s relationship with 7-Eleven in the U.S. did not account for any of its consolidated revenues during the fourth quarter of 2018. The Company estimates that 7-Eleven in the U.S. accounted for approximately 7.3% and 12.5% of the Company’s consolidated revenues during the fourth quarter and full-year 2017, respectively and had an incremental adjusted gross margin of approximately 40%. 7-Eleven in the U.S. accounted for approximately $6 million or less than 1% of consolidated revenues in 2018, all of which was recorded during the first quarter.

See Disclosure of Non-GAAP Financial Information in this earnings release for definitions of Adjusted Gross Profit, Adjusted Gross Margin, EBITDA, Adjusted EBITDA, Adjusted Net Income, Adjusted Net Income per diluted share, Adjusted Free Cash Flow, and certain other GAAP and non-GAAP measures on a constant-currency basis. For additional information, including reconciliations to the most directly comparable financial measure recognized under generally accepted accounting principles in the U.S. (“U.S. GAAP” or “GAAP”), see the supplemental schedules of selected financial information in this earnings release.

The Company may also refer to revenue or profit growth as being organic. When providing growth measures on an organic basis, the Company aims to exclude the estimated impact from any acquired or divested businesses that may be included or partially included in one period but not another. The Company may further adjust organic performance measures for the impacts of currency movements, in order to have a consistent performance comparison across periods for the business, excluding movements in exchange rates. Due to the significance of the Company’s 7-Eleven relationship in the U.S., which accounted for 12.5% of consolidated revenues in 2017 and less than 1% of consolidated revenues in 2018, the Company may also report certain performance measures excluding the estimated contribution of this relationship to enable more comparable analysis of the business across periods excluding this relationship.

2019 OUTLOOK

Below is the Company’s financial outlook for the year ending December 31, 2019:

•                  Revenues of $1.31 billion to $1.35 billion;

•                  GAAP Net Income of $22 million to $25 million;

•                  Adjusted EBITDA of $285 million to $295 million;

•                  Depreciation and accretion expense of $139 million to $141 million;

•                  Cash interest expense of $27 million to $28 million;

•                  Adjusted Net Income of $91 million to $96 million;

•                  Adjusted Net Income per diluted share of $1.94 to $2.05, based on approximately 46.9 million average diluted shares outstanding; and

•                  Capital expenditures of approximately $135 million.

The Adjusted EBITDA and Adjusted Net Income outlook excludes the impact of certain expenses, as outlined in the reconciliation provided at the end of this earnings release. See Disclosure of Non-GAAP Financial Information in this earnings release for definitions of these Non-GAAP measures. This outlook is based on average foreign currency exchange rates for 2019 of £1.00 U.K. to $1.28 U.S., $19.61 Mexican pesos to $1.00 U.S., $1.00 Canadian dollar to $0.73 U.S., €1.00 Euros to $1.15 U.S., $1.00 Australian dollar to $0.71 U.S., and R14.29 South African Rand to $1.00 U.S.

CONFERENCE CALL INFORMATION

The Company will host a conference call today, Thursday, February 21, 2019, at 4:00 p.m. Central Time (5:00 p.m. Eastern Time) to discuss its financial results for the quarter and year ended December 31, 2018. To access the call, please call the conference call operator at:

Dial in:	(877) 303-9205
Alternate dial-in:	(760) 536-5226

Please call in 15 minutes prior to the scheduled start time and request to be connected to the “Cardtronics Fourth Quarter and Full-Year 2018 Earnings Conference Call.” Additionally, a live audio webcast of the conference call will be available online through the investor relations section of the Company’s website at www.cardtronics.com.

A digital replay of the conference call will be available through Thursday, February 28, 2019, and can be accessed by calling (855) 859-2056 or (404) 537-3406 and entering 4189925 for the conference ID. A replay of the conference call will also be available online through the Company’s website subsequent to the call through March 31, 2019. Prior to the conference call, the Company will post supplemental financial information to its website at www.cardtronics.com.

ABOUT CARDTRONICS (Nasdaq: CATM)

Cardtronics is the trusted leader in financial self-service, enabling cash transactions at approximately 227,000 ATMs across 10 countries in North America, Europe, Asia-Pacific, and Africa.  Leveraging our unmatched scale, expertise and innovation, top-tier merchants and businesses of all sizes use our ATM solutions to drive growth, in-store traffic, and retail transactions.  Financial services providers rely on Cardtronics to deliver superior service at their own ATMs, on Cardtronics ATMs where they place their brand, and through Cardtronics’ Allpoint Network, the world’s largest surcharge-free ATM network, with over 55,000 locations.  As champions of cash, Cardtronics converts digital currency into physical cash, driving payments choice for businesses and consumers alike.

CONTACT INFORMATION

EVP - Treasurer Brad Conrad 832-308-4000 ir@cardtronics.com	Corporate Communications Manager Susannah Moore Griffin 832-308-4392 sgriffin@cardtronics.com

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This earnings release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended and are intended to be covered by the safe harbor provisions thereof. These forward-looking statements are based on management’s current expectations and beliefs concerning future developments and their potential effect on the Company and there can be no assurance that future developments affecting the Company will be those that are anticipated. All comments concerning the Company’s expectations for future revenues and operating results are based on its estimates for its existing operations and do not include the potential impact of any future acquisitions. The Company’s forward-looking statements involve significant risks and uncertainties (some of which are beyond its control) and assumptions that could cause actual results to differ materially from its historical experience and present expectations or projections. Risk factors are described in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, and those set forth from time-to-time in other filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on forward-looking statements contained in this earnings release, which speak only as of the date of this earnings release. Except as required by applicable law, the Company undertakes no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events, or otherwise.

DISCLOSURE OF NON-GAAP FINANCIAL INFORMATION

In order to assist readers of our consolidated financial statements in understanding the operating results that management uses to evaluate the business and for financial planning purposes, the Company presents the following non-GAAP measures as a complement to financial results prepared in accordance with U.S. GAAP: Adjusted Gross Profit, Adjusted Gross Margin, EBITDA, Adjusted EBITDA, Adjusted Net Income, Adjusted Tax Rate, Adjusted Net Income per share, Adjusted Free Cash Flow, and certain other results presented on a constant-currency basis.  Management believes that the presentation of these measures and the identification of notable, non-cash, and/or (if applicable in a particular period) certain costs not anticipated to occur in future periods enhance an investor’s understanding of the underlying trends in the Company’s business and provide for better comparability between periods in different years.  Management also believes that these measures are relevant and provide useful information widely used by analysts, investors and other interested parties in the Company’s industry to provide a baseline for evaluating and comparing our operating performance and, in the case of free cash flow, our liquidity results. Management uses these non-GAAP financial measures in managing and measuring the performance of the business, including setting and measuring incentive based compensation.

The non-GAAP financial measures presented herein should not be considered in isolation or as a substitute for operating income, net income, cash flows from operating, investing, or financing activities, or other income or cash flow measures prepared in accordance with GAAP. Reconciliations of the non-GAAP financial measures used herein to the most directly comparable GAAP financial measures are presented in tabular form at the end of this earnings release.  In addition, the non-GAAP measures that are used by the Company are not defined in the same manner by all companies and therefore may not be comparable to other similarly titled measures of other companies. Furthermore, the non-GAAP measures presented herein should not be considered in isolation or as a substitute for operating income, net income, cash flows from operating, investing or financing activities, or other income or cash flow measures contained within our financial statements.

Adjusted Gross Profit and Adjusted Gross Margin

Adjusted Gross Profit represents total revenues less the total cost of revenues, excluding depreciation, accretion, and amortization of intangible assets. Adjusted Gross Margin is calculated by dividing Adjusted Gross Profit by total revenues.

EBITDA, Adjusted EBITDA

EBITDA adds interest expense, income tax expense and depreciation and amortization to net income. Adjusted EBITDA excludes depreciation, accretion, and amortization of intangible assets as these amounts can vary substantially from company to company within the Company’s industry depending upon accounting methods and book values of assets, capital structures, and the methods by which the assets were acquired. Adjusted EBITDA also excludes share-based compensation expense, acquisition and divestiture-related expenses, certain non-operating expenses, (if applicable in a particular period) certain costs not anticipated to occur in future periods, gains or losses on disposal and impairment of assets, the Company’s obligations for the payment of income taxes, interest expense, and other obligations such as capital expenditures, and includes an adjustment for noncontrolling interests.

Adjusted Net Income, Adjusted Net Income per Diluted Share and Adjusted Tax Rate

Adjusted Net Income represents net income computed in accordance with GAAP, before amortization of intangible assets, gains or losses on disposal and impairment of assets, share-based compensation expense, certain other expense amounts, acquisition and divestiture-related expenses, certain non-operating expenses, and (if applicable in a particular period) certain costs not anticipated to occur in future periods (together, the “Adjustments”). The non-GAAP tax rate used to calculate Adjusted Net Income was approximately 20.9% and 24.1% for the three and twelve months ended December 31, 2018, respectively, and 28.6% and 27.7% for the three and twelve months ended December 31, 2017, respectively. The non-GAAP tax rates represent the GAAP tax rate for the period as adjusted by the estimated tax impact of the items adjusted from the measure. Adjusted Net Income per diluted share is calculated by dividing Adjusted Net Income by weighted average diluted shares outstanding.

Adjusted Free Cash Flow

Adjusted Free Cash Flow is defined as cash provided by operating activities less the impact of changes in restricted cash due to the timing of settlements and less payments for capital expenditures, including those financed through direct debt, but excluding acquisitions. The Adjusted Free Cash Flow measure does not take into consideration certain other non-discretionary cash requirements such as mandatory principal payments on portions of the Company’s long-term debt.

Constant-Currency

Management calculates certain GAAP as well as non-GAAP measures on a constant-currency basis using the average foreign currency exchange rates applicable in the corresponding period of the previous year and applying these rates to the measures in the current reporting period. Management uses GAAP as well as non-GAAP measures on a constant-currency basis to assess performance and eliminate the effect foreign currency exchange rates have on comparability between periods.

Consolidated Statements of Operations

For the Three and Twelve Months Ended December 31, 2018 and 2017

(In thousands, excluding share, per share amounts, and percentages)

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
	2018	2017	% Change	2018	2017	% Change
	(Unaudited)	(Unaudited)		(Unaudited)	(Audited)
Revenues:
ATM operating revenues	$314,141	$346,181	(9.3)%	$1,292,930	$1,451,372	(10.9)%
ATM product sales and other revenues	13,756	16,784	(18.0)	52,313	56,227	(7.0)
Total revenues	327,897	362,965	(9.7)	1,345,243	1,507,599	(10.8)
Cost of revenues:
Cost of ATM operating revenues (excludes depreciation, accretion, and amortization of intangible assets reported separately below.)	208,256	222,123	(6.2)	855,948	951,670	(10.1)
Cost of ATM product sales and other revenues	10,307	12,779	(19.3)	41,835	47,450	(11.8)
Total cost of revenues	218,563	234,902	(7.0)	897,783	999,120	(10.1)
Operating expenses:
Selling, general, and administrative expenses	45,926	42,686	7.6	170,490	174,237	(2.2)
Redomicile-related expenses	—	—	n/m	—	782	(100.0)
Restructuring expenses	1,052	2,111	(50.2)	6,586	10,354	(36.4)
Acquisition related expenses	558	3,579	(84.4)	3,191	18,917	(83.1)
Goodwill and intangible asset impairment	—	—	n/m	—	194,521	(100.0)
Depreciation and accretion expense	32,746	33,353	(1.8)	126,199	122,036	3.4
Amortization of intangible assets	12,648	12,443	1.6	52,911	57,866	(8.6)
Loss on disposal and impairment of assets	2,290	7,105	(67.8)	17,873	33,275	(46.3)
Total operating expenses	95,220	101,277	(6.0)	377,250	611,988	(38.4)
Income (loss) from operations	14,114	26,786	(47.3)	70,210	(103,509)	(167.8)
Other expenses:
Interest expense, net	8,244	9,276	(11.1)	35,429	35,036	1.1
Amortization of deferred financing costs and note discount	4,827	3,257	48.2	14,887	12,574	18.4
Redemption cost for early extinguishment of debt	6,408	—	n/m	6,408	—	n/m
Other expense (income)	697	5,254	(86.7)	(627)	3,524	(117.8)
Total other expenses	20,176	17,787	13.4	56,097	51,134	9.7
(Loss) income before income taxes	(6,062)	8,999	n/m	14,113	(154,643)	n/m
Income tax expense (benefit)	48	(6,957)	n/m	10,457	(9,292)	n/m
Effective tax rate	(0.8)%	(77.3)%		74.1%	6.0%
Net (loss) income	(6,110)	15,956	n/m	3,656	(145,351)	n/m
Net (loss) income attributable to noncontrolling interests	(6)	2	n/m	(20)	(1)	n/m
Net (loss) income attributable to controlling interests and available to common shareholders	$(6,104)	$15,954	n/m %	$3,676	(145,350)	n/m %

Net (loss) income per common share — basic	$(0.13)	$0.35		$0.08	(3.19)
Net (loss) income per common share — diluted	$(0.13)	$0.35		$0.08	(3.19)

Weighted average shares outstanding — basic	46,116,518	45,685,325		45,988,775	45,619,679
Weighted average shares outstanding — diluted	46,116,518	46,193,914		46,436,439	45,619,679

Condensed Consolidated Balance Sheets

As of December 31, 2018 and December 31, 2017

(In thousands)

	December 31, 2018	December 31, 2017
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$39,940	$51,370
Accounts and notes receivable, net	75,643	105,245
Inventory, net	11,392	14,283
Restricted cash	155,470	48,328
Prepaid expenses, deferred costs, and other current assets	84,386	96,106
Total current assets	366,831	315,332
Property and equipment, net	460,187	497,902
Intangible assets, net	150,847	209,862
Goodwill	749,144	774,939
Deferred tax asset, net	8,658	6,925
Prepaid expenses, deferred costs, and other noncurrent assets	51,677	57,756
Total assets	$1,787,344	$1,862,716

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current portion of other long-term liabilities	$20,266	$31,370
Accounts payable and other accrued and current liabilities	408,470	351,180
Total current liabilities	428,736	382,550
Long-term liabilities:
Long-term debt	818,485	917,721
Asset retirement obligations	54,413	59,920
Deferred tax liability, net	41,198	37,130
Other long-term liabilities	67,740	75,002
Total liabilities	1,410,572	1,472,323
Shareholders’ equity	376,772	390,393
Total liabilities and shareholders’ equity	$1,787,344	$1,862,716

SELECTED BALANCE SHEET DETAIL:

Long-term debt:	December 31, 2018	December 31, 2017
	(In thousands)
	(Unaudited)
Revolving credit facility	$259,081	$122,461
1.00% Convertible senior notes (1)	263,507	251,973
5.125% Senior notes (1)	—	248,038
5.50% Senior notes (1)	295,897	295,249
Total long-term debt	$818,485	$917,721

(1)         The 1.00% Convertible Senior Notes due 2020 with a face value of $287.5 million are presented net of the unamortized discount and capitalized debt issuance costs of $24.0 million and $35.5 million as of December 31, 2018 and December 31, 2017, respectively. In accordance with GAAP, the estimated fair value of the conversion feature within the Convertible Senior Notes was recorded as additional paid-in capital within equity at issuance. The Convertible Senior Notes are being accreted over the term of the notes to the full principal amount ($287.5 million). The 5.125% Senior Notes due 2022 with a face value of $250.0 million (“2022 Notes”) were all redeemed on December 19, 2018. The 2022 Notes are presented net of capitalized debt issuance costs of $2.0 million as of December 31, 2017. The 5.50% Senior Notes due 2025 with a face value of $300.0 million are presented net of capitalized debt issuance costs of $4.1 million and $4.8 million as of December 31, 2018 and December 31, 2017, respectively.

SELECTED CASH FLOW DETAIL:

Selected cash flow statement amounts:	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2018	2017	2018	2017
	(In thousands)
	(Unaudited)	(Unaudited)	(Unaudited)	(Audited)
Net cash provided by operating activities	$149,620	$58,153	$334,202	$230,587
Net cash used in investing activities	(34,998)	(32,716)	(108,355)	(628,742)
Net cash (used in) provided by financing activities	(30,167)	(35,860)	(126,392)	391,424
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(3,458)	4,979	(3,862)	801
Net increase (decrease) in cash, cash equivalents, and restricted cash	80,997	(5,444)	95,593	(5,930)
Cash, cash equivalents, and restricted cash as of beginning of period	114,413	105,261	99,817	105,747
Cash, cash equivalents, and restricted cash as of end of period	$195,410	$99,817	$195,410	$99,817

Reconciliation of Net (Loss) Income Attributable to Controlling Interests and Available to Common Shareholders to EBITDA, Adjusted EBITDA, and Adjusted Net Income

For the Three and Twelve Months Ended December 31, 2018 and 2017

(In thousands, excluding share and per share amounts)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2018	2017	2018	2017
Net (loss) income attributable to controlling interests and available to common shareholders	$(6,104)	$15,954	$3,676	$(145,350)
Adjustments:
Interest expense, net	8,244	9,276	35,429	35,036
Amortization of deferred financing costs and note discount	4,827	3,257	14,887	12,574
Redemption costs for early extinguishment of debt	6,408	—	6,408	—
Income tax expense (benefit)	48	(6,957)	10,457	(9,292)
Depreciation and accretion expense	32,746	33,353	126,199	122,036
Amortization of intangible assets	12,648	12,443	52,911	57,866
EBITDA	$58,817	$67,326	$249,967	$72,870

Add back:
Loss on disposal and impairment of assets	2,290	7,105	17,873	33,275
Other expense (income) (1)	697	5,254	(627)	3,524
Noncontrolling interests (2)	7	(6)	38	(25)
Share-based compensation expense	5,033	4,422	15,660	14,395
Restructuring expenses (3)	1,052	2,111	6,586	11,136
Acquisition related expenses (4)	558	3,579	3,191	18,917
Goodwill and intangible asset impairment (5)	—	—	—	194,521
Adjusted EBITDA	$68,454	$89,791	$292,688	$348,613
Less:
Interest expense, net	8,244	9,276	35,429	35,036
Depreciation and accretion expense (6)	32,745	33,352	126,197	122,029
Adjusted pre-tax income	$27,465	$47,163	$131,062	$191,548
Income tax expense (7)	5,740	13,489	31,529	53,084
Adjusted Net Income	$21,725	$33,674	$99,533	$138,464

Adjusted Net Income per share — basic	$0.47	$0.74	$2.16	$3.03
Adjusted Net Income per share — diluted	$0.47	$0.73	$2.14	$3.00

Weighted average shares outstanding — basic	46,116,518	45,685,325	45,988,775	45,619,679
Weighted average shares outstanding — diluted	46,581,822	46,193,914	46,436,439	46,214,715

(1)         Includes foreign currency translation gains/losses, the revaluation of the estimated acquisition related contingent consideration, and other non-operating costs.

(2)         Noncontrolling interest adjustment made such that Adjusted EBITDA includes only the Company’s ownership interest in the Adjusted EBITDA of one of its Mexican subsidiaries.

(3)         For the three and twelve months ended December 31, 2018 and 2017, expenses include employee severance and other costs incurred in conjunction with a corporate reorganization and cost reduction initiative. For the twelve months ended December 31, 2017, expenses also include amounts associated with the Company’s redomicile of its parent company to the U.K. that occurred on July 1, 2016.

(4)         Acquisition related expenses include costs incurred for professional and legal fees and certain other transition and integration-related costs. Expenses include employee severance and lease termination costs related to DCPayments acquisition integration in the twelve months ended December 31, 2017.

(5)         Goodwill and intangible asset impairments related to the Company’s Australia & New Zealand segment.

(6)         Amounts exclude a portion of the expenses incurred by one of its Mexican subsidiaries to account for the amounts allocable to the noncontrolling interest shareholders.

(7)         For the three and twelve months ended December 31, 2018, the non-GAAP tax rate used to calculate Adjusted Net Income was 20.9% and 24.1%, respectively, and 28.6% and 27.7% for the three and twelve months ended December 31, 2017, respectively, which represents the Company’s GAAP tax rate as adjusted for the net tax effects related to the items excluded from Adjusted Net Income.

Reconciliation of GAAP Revenue to Constant-Currency Revenue

For the Three and Twelve Months Ended December 31, 2018 and 2017

(In thousands, excluding percentages)

(Unaudited)

Consolidated revenue:

	Three Months Ended
	December 31,
	2018			2017	% Change
	U.S. GAAP	Foreign Currency Impact	Constant - Currency	U.S. GAAP	U.S. GAAP	Constant - Currency

ATM operating revenues	$314,141	$6,572	$320,713	$346,181	(9.3)%	(7.4)%
ATM product sales and other revenues	13,756	170	13,926	16,784	(18.0)	(17.0)
Total revenues	$327,897	$6,742	$334,639	$362,965	(9.7)%	(7.8)%

	Twelve Months Ended
	December 31,
	2018			2017	% Change
	U.S. GAAP	Foreign Currency Impact	Constant - Currency	U.S. GAAP	U.S. GAAP	Constant - Currency

ATM operating revenues	$1,292,930	$(10,446)	$1,282,484	$1,451,372	(10.9)%	(11.6)%
ATM product sales and other revenues	52,313	(273)	52,040	56,227	(7.0)	(7.4)
Total revenues	$1,345,243	$(10,719)	$1,334,524	$1,507,599	(10.8)%	(11.5)%

Reconciliation of Gross Profit Inclusive of Depreciation, Accretion, and Amortization of Intangible Assets to Adjusted Gross Profit

For the Three and Twelve Months Ended December 31, 2018 and 2017

(In thousands, excluding percentages)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2018	2017	2018	2017
Total revenues	$327,897	$362,965	$1,345,243	$1,507,599
Total cost of revenues (1)	218,563	234,902	897,783	999,120
Total depreciation, accretion, and amortization of intangible assets excluded from total cost of revenues	36,579	36,093	145,716	148,004
Gross profit inclusive of depreciation, accretion, and amortization of intangible assets	$72,755	$91,970	$301,744	$360,475
Gross Margin (inclusive of depreciation, accretion, and amortization of intangible assets)	22.2%	25.3%	22.4%	23.9%
Total depreciation, accretion, and amortization of intangible assets excluded from gross profit	$36,579	$36,093	$145,716	$148,004
Adjusted Gross Profit exclusive of depreciation, accretion, and amortization of intangible assets	$109,334	$128,063	$447,460	$508,479
Adjusted Gross Margin (exclusive of depreciation, accretion, and amortization of intangible assets)	33.3%	35.3%	33.3%	33.7%

(1)         The Company presents the Total cost of revenues in the Company’s Consolidated Statements of Operations exclusive of depreciation, accretion, and amortization of intangible assets.

Reconciliation of Adjusted EBITDA, Adjusted Net Income, and Adjusted Net Income per diluted share on a Non-GAAP basis to Constant-Currency

For the Three and Twelve Months Ended December 31, 2018 and 2017

(In thousands, excluding per share amounts and percentages)

(Unaudited)

	Three Months Ended
	December 31,
	2018			2017	% Change
	Non - GAAP (1)	Foreign Currency Impact	Constant - Currency	Non - GAAP (1)	Non - GAAP (1)	Constant - Currency
Adjusted EBITDA	$68,454	$1,548	$70,002	$89,791	(23.8)%	(22.0)%

Adjusted Net Income	$21,725	$683	$22,408	$33,674	(35.5)%	(33.5)%

Adjusted Net Income per share — diluted (2)	$0.47	$0.01	$0.48	$0.73	(35.6)%	(34.2)%

	Twelve Months Ended
	December 31,
	2018			2017	% Change
	Non - GAAP (1)	Foreign Currency Impact	Constant - Currency	Non - GAAP (1)	Non - GAAP (1)	Constant - Currency

Adjusted EBITDA	$292,688	$(3,469)	$289,219	$348,613	(16.0)%	(17.0)%

Adjusted Net Income	$99,533	$(1,406)	$98,127	$138,464	(28.1)%	(29.1)%

Adjusted Net Income per share — diluted (2)	$2.14	$(0.03)	$2.11	$3.00	(28.7)%	(29.7)%

(1)         As reported on the Company’s Reconciliation of Net (Loss) Income Attributable to Controlling Interests and Available to Common Shareholders to EBITDA, Adjusted EBITDA, and Adjusted Net Income, see Disclosure of Non-GAAP Financial Information in this earnings release for further discussion.

(2)         Adjusted Net Income per diluted share is calculated by dividing Adjusted Net Income by the weighted average diluted shares outstanding of 46,581,822 and 46,193,914 for the three months ended December 31, 2018 and 2017, respectively, and 46,436,439 and 46,214,715 for the twelve months ended December 31, 2018 and 2017, respectively. Consistent with the positive Adjusted Net Income, the Adjusted Net Income per diluted share amounts have been calculated using the diluted shares outstanding that would have resulted from positive GAAP Net Income.

Reconciliation of Adjusted Free Cash Flow

For the Three and Twelve Months Ended December 31, 2018 and 2017

(In thousands)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2018	2017	2018	2017
Net cash provided by operating activities	$149,620	$58,152	$334,202	$230,587
Restricted cash settlement activity (1)	(83,385)	(4,544)	(109,093)	(12,695)
Adjusted net cash provided by operating activities	66,235	53,608	225,109	217,892
Net cash used in investing activities, excluding acquisitions (2)	(33,848)	(32,716)	(107,205)	(144,140)
Adjusted free cash flow	$32,387	$20,892	$117,904	$73,752

(1)         Restricted cash settlement activity represents the change in the Company’s restricted cash excluding the portion of the change that is attributable to foreign exchange and disclosed as part of the effect of exchange rate changes on cash, cash equivalents, and restricted cash in the Company’s Consolidated Statements of Cash Flows.

(2)         Capital expenditure amounts include payments made for exclusive license agreements, site acquisition costs, and other assets. Additionally, capital expenditure amounts for one of our Mexican subsidiaries are reflected gross of any noncontrolling interest amounts.

Reconciliation of Estimated Net Income to EBITDA, Adjusted EBITDA, and Adjusted Net Income

For the Year Ending December 31, 2019

(In millions, excluding per share amounts)

(Unaudited)

	Estimated Range Full Year 2019 (1)
Net Income	$22.4	$24.9
Adjustments:
Interest expense, net	26.5	27.5
Amortization of deferred financing costs and note discount	13.0	13.0
Income tax expense	15.6	19.6
Depreciation and accretion expense	139.0	141.0
Amortization of intangible assets	49.0	49.0
EBITDA	$265.5	$275.0

Add Back:
Share-based compensation expense	19.5	20.0
Adjusted EBITDA	$285.0	$295.0
Less:
Interest expense, net	26.5	27.5
Depreciation and accretion expense	139.0	141.0
Income tax expense (2)	28.7	30.4
Adjusted Net Income	$90.8	$96.1

Adjusted Net Income per share — diluted	$1.94	$2.05

Weighted average shares outstanding — diluted	46.9	46.9

(1)         See Disclosure of Non-GAAP Financial Information in this earnings release for definitions of the non-GAAP measures included in this table.

(2)         Calculated using the Company’s estimated non-GAAP tax rate of approximately 24% as adjusted for items excluded from Adjusted Net Income, see Disclosure of Non-GAAP Financial Information in this earnings release for further discussion.

Cardtronics is a registered trademark of Cardtronics plc and its subsidiaries.

All other trademarks are the property of their respective owners.

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